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Exhibit 24.1
(Power of Attorney)

POWER OF ATTORNEY

    I, the undersigned Director/Officer of TCF Financial Corporation, a Delaware corporation, do hereby name, constitute and appoint Lynn A. Nagorske and Gregory J. Pulles, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director/Officer of TCF Financial Corporation to sign and execute a Registration Statement on Form S-3, any pre-effective amendments thereto and any post-effective amendments thereto, relating to the registration with the Securities and Exchange Commission of 37,259 shares of Common Stock, par value $.01 per share, of TCF Financial Corporation issued in connection with the acquisition of First Commercial Capital Corp.

    Executed this 11th day of December, 2000.

/s/ WILLIAM A. COOPER William A. Cooper, Chairman of the Board, Chief Executive Officer and Director
/s/ THOMAS A. CUSICK Thomas A. Cusick, Vice Chairman of the Board, Chief Operating Officer and Director
/s/ LYNN A. NAGORSKE Lynn A. Nagorske, President and Director
/s/ WILLIAM F. BIEBER William F. Bieber, Director	/s/ JOHN M. EGGEMEYER, III John M. Eggemeyer, III, Director
/s/ ROBERT E. EVANS Robert E. Evans, Director	/s/ LUELLA G. GOLDBERG Luella G. Goldberg, Director
/s/ GEORGE G. JOHNSON George G. Johnson, Director	/s/ THOMAS J. MCGOUGH Thomas J. McGough, Director
/s/ RICHARD F. MCNAMARA Richard F. McNamara, Director	/s/ GERALD A. SCHWALBACH Gerald A. Schwalbach, Director
/s/ RALPH STRANGIS Ralph Strangis, Director	/s/ RODNEY P. BURWELL Rodney P. Burwell, Director

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Exhibit 24.1 (Power of Attorney)